CVD Names Emmanuel Lakios VP of Sales and Marketing

CENTRAL ISLIP, N.Y., (Business Wire) – February 7, 2017 - CVD Equipment Corporation (Nasdaq: CVV) , a leading provider of chemical vapor deposition systems, today announced that Emmanuel Lakios has been named to the Company’s newly created position of Vice President of Sales and Marketing.

Mr. Lakios has over thirty (30) years of experience serving the semiconductor, data storage and optical device industries and is the holder of several patents in the field of process equipment and device structure. From 2015 until earlier this year, Mr. Lakios was the President and Chief Executive Officer at Sensor Electronic Technology, Inc., overseeing that company’s transition from R&D to a leading global commercial UV LED supplier. From 2003 to 2011 he was the Executive Vice President of Field Operations and President and Chief Operating Officer at Imago Scientific, bringing it from pre-revenue to a commercial leadership position in the 3D atomic scale tomography field.  Mr. Lakios was previously employed at Veeco Instruments Inc. from 1984 until 2003, where he held several positions, including President of the Process Equipment Group and Executive Vice President of Field Operations. He has been involved in several acquisitions and numerous product line launches. He received his BE in Mechanical Engineering with focus in Material Science from SUNY Stony Brook in 1984.

Leonard Rosenbaum, President and Chief Executive Officer, stated, “I am excited to have Manny join as part of our management team and help CVD Equipment Corporation (“CVD”) continue to expand our capabilities and implement our vision of enabling tomorrow’s technologiesTM.  Manny’s responsibilities, will be to help grow our sales and distribution network and further our strategy for increasing CVD’s overall growth through internal development and external acquisitions. I am confident that Manny’s experience, ability, and drive will help making this a successful endeavor.”

Emmanuel Lakios added, “I am thrilled with the opportunity that Len and the Board of Directors have given me with this new role as Vice President of Sales and Marketing. I have been following CVD for quite awhile and am looking forward to being a part of the management team that will propel CVD to reach its unlimited growth potential.”

About CVD Equipment Corporation
CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by our customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through CVD Materials Corporation and our application laboratory, we provide material coatings, process development support, and process startup assistance with the focus on enabling tomorrow’s technologies™.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking.  All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management.  Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

For further information about CVD Equipment Corporation please contact Gina Franco Phone: (631) 981-7081, Fax: (631) 981-7095 or Email: investorrelations@cvdequipment.com or Sales@cvdequipment.com